UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 7, 2024, Theriva Biologics, Inc. (the “Company”) issued a press release announcing that the Independent Data Monitoring Committee (IDMC) recommended the continuation of enrollment as planned into VIRAGE, a multinational, Phase 2b, randomized, open-label, controlled clinical trial evaluating VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first-line therapy for patients with metastatic pancreatic ductal adenocarcinoma (PDAC).

According to the IDMC's comprehensive assessment of clinical data from patients enrolled across 6 sites open in the U.S. and 9 sites open in Spain, the ongoing Phase 2b trial will continue without any changes to the protocol. No safety concerns were raised based on the evaluation of data presented at the IDMC meeting. Intravenous VCN-01 has been well tolerated and demonstrated a safety profile consistent with prior clinical trials. Importantly, no additional toxicities were observed in patients receiving a second dose of VCN-01, providing the first clinical evidence of the feasibility of repeated systemic dosing. VIRAGE remains on track to complete enrollment in the first half of 2024.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On February 7, 2024, the Company issued a press release announcing that the Independent Data Monitoring Committee (IDMC) recommended the continuation of enrollment as planned into VIRAGE, a multinational, Phase 2b, randomized, open-label, controlled clinical trial evaluating VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first-line therapy for patients with metastatic pancreatic ductal adenocarcinoma (PDAC).

 According to the IDMC's comprehensive assessment of clinical data from patients enrolled across 6 sites open in the U.S. and 9 sites open in Spain, the ongoing Phase 2b trial will continue without any changes to the protocol. No safety concerns were raised based on the evaluation of data presented at the IDMC meeting. Intravenous VCN-01 has been well tolerated and demonstrated a safety profile consistent with prior clinical trials. Importantly, no additional toxicities were observed in patients receiving a second dose of VCN-01, providing the first clinical evidence of the feasibility of repeated systemic dosing. VIRAGE remains on track to complete enrollment in the first half of 2024.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Theriva Biologics, Inc., dated February 7, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2024	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer